UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 10, 2026
Date of Report (Date of earliest event reported)

STEPSTONE GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39510		84-3868757
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

277 Park Avenue, 45th Floor	New York,	NY	10172
(Address of Principal Executive Offices)			(Zip Code)
(212) 351-6100
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	STEP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2026, Jose A. Fernandez informed StepStone Group Inc. (the “Company”) of his decision to step down as Co-Chief Operating Officer of the Company, effective November 11, 2026 (the “Transition Date”) and, accordingly, ceased to serve as an executive officer of the Company as of such date. Mr. Fernandez will continue to serve as a Partner on the private equity investment team, focusing on investments and client management.

In connection with the foregoing, effective as of the Transition Date, Jason P. Ment ceased to serve as Co-Chief Operating Officer of the Company and will continue to serve as President of the Company. Effective as of the Transition Date, the Company’s corporate operational functions are overseen by the Company’s Chief Executive Officer, Scott W. Hart, and Mr. Ment. Mr. Ment will devote additional time to the firm’s growth priorities, including solutions for private wealth, defined contribution and insurance investors.

Effective as of the Transition Date, the functions relating to investment and fund operations across the firm's asset classes, which previously reported to Messrs. Ment and Fernandez, now report to an existing employee who oversees such functions.

There are no immediate changes to the compensation arrangements of Mr. Fernandez or Mr. Ment in connection with the foregoing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPSTONE GROUP INC.

Date: November 12, 2026	By:	/s/ Jennifer Y. Ishiguro
Jennifer Y. Ishiguro
Chief Legal Officer & Secretary